Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-189264) and (File No. 333-199822) of our report of Sparta Commercial Services, Inc. dated August 13, 2026 which includes an explanatory paragraph as to Sparta Commercial Services, Inc’s ability to continue as a going concern, relating to our audit of the balance sheets as of April 30, 2026 and 2025, and the statements of operations, stockholders’ deficit, and cash flows for the years then ended.

Houston, Texas

August 13, 2026